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                      FLORIDA PHYSICIANS INSURANCE COMPANY

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                 Amended and Restated Effective January 1, 1996
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                               TABLE OF CONTENTS



PREAMBLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

1.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

2.       ELIGIBILITY FOR BENEFITS . . . . . . . . . . . . . . . . . . . . . .  5

3.       AMOUNT AND FORM OF RETIREMENT BENEFIT  . . . . . . . . . . . . . . .  6

4.       PAYMENT OF RETIREMENT BENEFITS . . . . . . . . . . . . . . . . . . .  7

5.       DEATH BENEFITS PAYABLE . . . . . . . . . . . . . . . . . . . . . . .  7

6.       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8





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                      FLORIDA PHYSICIANS INSURANCE COMPANY

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                    PREAMBLE



The Supplemental Executive Retirement Plan is amended and restated in its entirety effective as of January 1, 1996. The principle objective of this Supplemental Executive Retirement Plan is to ensure the payment of a competitive level of retirement income in order to attract, retain and motivate selected executives. The plan is designed to provide a benefit which, when added to other retirement income of the executive, will meet the objective described above. Eligibility for participation in the plan on December 31, 1996, is limited to the two (2) top executives of the Company who are presently: William R. Russell, President and Chief Executive Officer and Steven R. Smith, Executive Vice President and Chief Operating Officer.





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1.       DEFINITIONS


         1.1 "Affiliate" means any corporation, partnership or other organization which, during any period of employment of a Participant, was at least 50% controlled by the Company or an affiliate of the Company.

         1.2 "Basic Plan" means the Florida Physicians Insurance Company, Inc. Defined Benefit Plan and any successor thereto.

         1.3 "Basic Plan Benefit" means the amount of benefit payable from the Basic Plan to a Participant in the form of a straight life annuity.

         1.4     "Board" means the Board of Directors of the Company.

         1.5     "Code" means the Internal Revenue Code of 1986, as amended.

         1.6 "Committee" means members of the Compensation Committee of the Board.

         1.7 "Company" means Florida Physicians Insurance Company until the Restructure and on and after the Restructure, FPIC Insurance Group, Inc.

         1.8 "Disability Retirement Benefit" means the benefit payable at the Normal Retirement Date determined pursuant to Section 3.3 of this Plan.

         1.9 "Early Retirement Benefit" means the benefit payable at the Early Retirement Date determined pursuant to Section 3.2 of this Plan.

         1.10 "Early Retirement Date" means the first day of the month following the earlier of (i) the date on which the Participant terminates employment on or after age 60 and elects to commence benefits hereunder, or
(ii) the date on which the Participant terminates employment on or after age 55 and elects to commence benefits hereunder with the consent of the Committee. A Participant is eligible for an Early Retirement Date only if the Participant is an employee of the Company or an Affiliate on or after the age specified in the clause (i) or (ii) of this Section 1.10.

         1.11 "Earnings" means the basic salary of a Participant excluding bonuses, averaged over the highest three consecutive years of Service; provided, however, Earnings as a result of employment after attainment of age 65 shall not be considered.

         1.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended.





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         1.13    "Normal Retirement Benefit" means the benefit payable at or after age 65 determined pursuant to Section 3.1 of this Plan.

         1.14 "Normal Retirement Date" means the first day of the month following the later of (i) the date the Participant reaches age 65, or (ii) the date the Participant terminates employment with the Company.

         1.15 "Other Retirement Income" means retirement income payable to a Participant from the following sources:

                 (a)      his Social Security Benefit,

                 (b) any benefit previously paid or payable from a defined benefit plan maintained by:

                          (i)   Florida Physicians Insurance Company,

                         (ii)   Physicians Insurance Company of Ohio, or

                        (iii)   Professional Insurance Management Company, or

                         (iv)   Any subsidiaries of any of the above

                 (c) any benefits which would have been paid or payable from a defined benefit plan described in Section 1.16(b) which were not paid because the individual elected not to receive the benefit or continued employment and was ineligible for the benefits, also shall be considered to have been paid for purposes of determining Other Retirement Income. For purposes of determining a Participant's Early Retirement Benefit or Disability Retirement Benefit under this Plan any amount paid or payable from a defined benefit plan described in Section 1.16(b) shall be based on such Participant's Earnings at the time of such Early Retirement Date.

         1.16 "Participant" means an employee of the Company designated as a Participant. The Participants on January 1, 1996, are as follows: William R. Russell, President and Chief Executive Officer and Steven R. Smith, Executive Vice President and Chief Operating Officer. A change in the Participant's title will not affect their status as a Participant. Any additional Participants will be selected by the Committee.

         1.17 "Permanent and Total Disability" means termination of employment with the Company on or after the date the Participant has at least 10 years of Service due to an injury or illness which is considered a permanent and total disability within the meaning of Code Section 22(e)(3) and any regulations or rulings promulgated thereunder. A doctor approved, or selected by, the Committee shall





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make the final determination of whether a Participant meets the provisions of such Code Section.

         1.18    "Plan" means the Company's Supplemental Executive Retirement
Plan.

         1.19 "Restructure" means the corporate reorganization pursuant to which Florida Physicians Insurance Company shall become the wholly-owned subsidiary of FPIC Insurance Group, Inc.

         1.20 "Retirement Benefit" means either the Early Retirement Benefit, Disability Retirement Benefit, or Normal Retirement Benefit as determined pursuant to Section 3.

         1.21 "Service" means a Participant's credited years of service as defined in the Basic Plan.

         1.22 "Social Security Benefit" means the annual Primary Insurance Amount estimated by the Company to be payable to the Participant at age 65 (or later date if applicable) under the Federal Social Security Act, provided, however, that:

                 (a) the Social Security Benefit for a Participant who dies, retires, or terminates employment prior to age 65 will be calculated assuming:

                          (i) the Participant will receive future wages which would be treated as wages for purposes of the Federal Social Security Act at the same level as received by the Participant from the Company on the date of employment termination; and

                          (ii) the Participant will elect to begin receiving his Social Security Benefit as of the earliest age then allowable under the said Act, or if later, the date the Participant terminates employment with the Company.

                 (b) the Social Security Benefit for a Participant who is entitled to a Disability Retirement Benefit will be calculated assuming the Participant's disability would make him eligible for Social Security disability benefits.

                 (c) the Social Security Benefit; once calculated, will be frozen as of the date the Participant dies, retires, is totally disabled or otherwise terminates employment, whichever is applicable.

                 (d) For purposes of determining the Social Security Benefit, amounts which would have been payable beginning at age 65 (or such later date as





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                          specified as the Normal Retirement Age as specified
                          under the Social Security Act) but were not paid because the Participant did not apply for such benefits or was ineligible for such because of continued employment, will be considered to have been paid.

         1.23 "Surviving Spouse" means the spouse to whom the Participant is married on the earlier of (i) the date of the Participant's death, or (ii) the effective date the Participant's Normal, Early or Disability Retirement Benefits, whichever is applicable, begin.

         1.24 "Vested Benefit Percentage" means the percentage of a Participant's Retirement Benefit which is vested pursuant to Section 2.2, or if applicable Section 2.3 or 2.4.

2.       ELIGIBILITY FOR BENEFITS

         2.1 Each Participant under this Plan is eligible to retire and receive a Retirement Benefit, as determined under Section 3 of this Plan, beginning on the earlier of such Participant's (i) Early Retirement Date or
(ii) Normal Retirement Date.

         2.2 A Participant's Retirement Benefit will vest ratably commencing on such Participant's initial date of employment with the Company, or an Affiliate (considering only the time the entity was an Affiliate) with 1/240 of the total Retirement Benefit vesting at the end of each month the Participant is employed by the Company, or an Affiliate (considering only the time the entity was an Affiliate). A Participant's vested Retirement Benefit shall not be forfeited.

         2.3 Notwithstanding Section 2.2 of this Plan, a Participant shall be 100% vested in such Participant's Retirement Benefit under this Plan on the date such Participant attains age 64 if such Participant is an employee of the Company or an Affiliate on such date.

         2.4 Notwithstanding Section 2.2, the Committee may, in its sole discretion, 100% vest a Participant's Retirement Benefit even if the Participant has not attained age 64 or does not have 20 years of Service with the Company and Affiliates.





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3.       AMOUNT AND FORM OF RETIREMENT BENEFIT

         3.1 The Normal Retirement Benefit will equal ((60% x A)-B) x C), where

                          A =     Earnings
                          B =     Other Retirement Income
                          C =     Vested Benefit Percentage

         3.2 The Early Retirement Benefit will equal the Normal Retirement Benefit, multiplied by the factor shown below corresponding to the number of years a Participant's Early Retirement Date precedes such Participant's Normal Retirement Date. The factors will be prorated for a partial year (counting a partial month as a complete month).

                 Number of Years Early
                 Retirement Date Precedes
                 Normal Retirement Date                     Factor
                 ----------------------                     ------
                          1                                 .9231
                          2                                 .8462
                          3                                 .7692
                          4                                 .7308
                          5                                 .6923
                          6                                 .6538
                          7                                 .6154
                          8                                 .5769
                          9                                 .5292
                          10                                .4862


         3.3 If a Participant terminates employment due to a Permanent and Total Disability, the Participant will be eligible for a Disability Retirement Benefit. The Disability Retirement Benefit will equal (60% x A)-B, where

                          A =  Earnings
                          B =  Other Retirement Income

The Company may require, no more frequently than once in any calendar year, that a disabled Participant submit medical evidence of disability satisfactory to the Company. The Company will have sole discretion to discontinue a disability benefit based on a consideration of such evidence or lack thereof.

         3.4 The Normal Retirement Benefit will be determined as of the first day of the month following the date the Participant attains, or would have attained, age 65, even if the Participant continued employment with the Company. Payments of the Normal Retirement Benefit will begin on the Normal Retirement Date.





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         3.5     The Early Retirement Benefit will be determined as of, and will begin on, the Early Retirement Date.

         3.6 Payments of the Disability Retirement Benefit will begin on the Normal Retirement Date.

         3.7 The benefits determined under this Plan will be payable in the same form as benefits payable under the Basic Plan; provided, however, that in the event the Participant elects to receive benefits under the Basic Plan in the form of a lump sum, benefits under this Plan will be payable in the form of a straight life annuity, unless the Committee approves a payment of a lump sum hereunder. (If the Basic Plan is not in existence, such form of benefit hereunder shall be the form elected by the Participant as if the Basic Plan were still in existence based on Basic Plan provisions in effect on the date of its termination). The amount payable under all forms of benefits other than a straight life annuity shall be determined pursuant to Section 3.8.

         3.8 For purposes of determining the amount of payment under any form of benefit other than a single life annuity, the Committee shall determine the single sum amount necessary to purchase a straight life annuity in the amount determined in Sections 3.1 or 3.2 from an insurance company "A Best Rated" or better as selected by the Committee. All other forms of benefits shall be the benefit which can be purchased with such single sum amount as determined by such selected insurance company.

4.       PAYMENT OF RETIREMENT BENEFITS

         4.1 Benefits payable in accordance with Section 3 will commence on the first day of the month following the earlier of Participant's (i) Normal Retirement Date or (ii) Early Retirement Date. Benefits will continue to be paid on the first day of each succeeding month. The last payment will be on the first day of the month in which the retired Participant dies unless otherwise elected in accordance with Section 3.7.

5.       DEATH BENEFITS PAYABLE

         5.1 If a vested Participant dies before receiving a Retirement Benefit under this Plan, the Surviving Spouse of such Participant will be eligible to receive an annuity for the life of the Surviving Spouse equal to 50% of the Retirement Benefit such Participant would have received pursuant to
Section 3 if, for purposes of determining his eligibility for Early Retirement Benefits, but not for purposes of determining his Vested Percentage (for which purposes actual date of employment termination shall be used), the Participant's employment had continued until the earliest permissible benefit commencement date (which for purposes of this Section 5.1 shall be deemed to be age 55 or the date of death if later), had received all necessary consents and elected to receive a benefit under the form of a 50% joint and survivor





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annuity.  A Surviving Spouse's benefits will be payable monthly, and will commence on the date selected by the Surviving Spouse, but no sooner than the first date the Participant could have begun receiving benefits under the Plan. The last payment will be on the first day of the month in which the Surviving Spouse dies.

         5.2 If a Participant dies after receiving a Retirement Benefit under this Plan, survivor benefits, if any, shall be paid in accordance with the form of benefit determined under Section 3.7 hereof.

6.       MISCELLANEOUS

         6.1 The Committee may amend this Plan at any time or from time to time, in whole or in part. However, no amendment to the Plan will reduce a Participant's right to receive the benefits or the right of a Surviving Spouse to continue to receive a benefit in accordance with this Plan as in effect on the date of execution.

         6.2 The Company agrees that it will not merge or consolidate with any other company or organization, or permit its business activities to be taken over by any other organization unless and until the succeeding or continuing company or other organization shall expressly assume all obligations and liabilities herein set forth.

         6.3 Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company, nor will it interfere with the right of the Company to discharge or otherwise deal with Participants without regard to the existence of this Plan.

         6.4 This Plan is unfunded, and the Company will make Plan benefit payments solely on a current disbursement basis.

         6.5 To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

         6.6 If the Company shall acquire an insurance policy or annuity contract or any other asset in connection with the liabilities assumed hereunder, it is expressly understood and agreed that no Participant shall have any right with respect to, or claim against, such policy or other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of or to be held in any way as collateral security for the fulfillment of the obligations of the Company under this Plan. It shall be and remain, a general, unpledged, unrestricted asset of the Company and to the extent the Participant acquires a right to receive any payments from the Company under this Plan, such right shall be no greater than the right of any unsecured, general creditor of the Company.





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         6.7     The Committee shall have the full authority to and power to interpret the plan including but not limited to determining eligibility, the amount of benefits and the date benefits are payable.

         6.8 The masculine gender, where appearing in the Plan will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

         6.9 Each Participant shall receive a copy of this Plan and the Company will make available for inspection by any Participant a copy of the rules and regulations used in administering the Plan.

         6.10 This Plan is established under and will be construed according to the laws of the State of Florida.

         Executed this ______ day of ___________________, 1996.



                              FLORIDA PHYSICIANS INSURANCE COMPANY,INC.


                              By  /s/ Gaston J. Acosta-Rua, M.D.
                                ---------------------------------------

WITNESSES:

 /s/ Guy T. Selander, M.D.
-------------------------------

 /s/ James G. White, M.D.
-------------------------------





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